VÉTELI JOGOT ALAPÍTÓ SZERZŐDÉS

amely létrejött egyrészről a

Kereskedelmi és Hitelbank Zártkörűen Működő Részvénytársaság (rövidített név: K&H Bank Zrt.; székhely: 1095 Budapest, Lechner Ödön fasor 9.; cégjegyzékszám: 01-10-041043; statisztikai számjel: 10195664-6419-114-01; adószám: 10195664-4-44; képviseli: Gergics Márk és Kozéki Zoltán), mint az opciós jog jogosultja (a továbbiakban: **„Jogosult"**)

másrészről a

Kenderesh Endeavors Corp (székhelye: 880-885 West Gerorgia Street, Vancouver, BC V6C 3H1 Canada; cégjegyzékszáma: BC0936028; képviseli: Robert Abenante), mint az opciós jog kötelezettje (a továbbiakban: **„Kötelezett"**)

- Jogosult és Kötelezett a továbbiakban együttesen: „Szerződő felek" – között az alulírott napon és helyen az alábbiak szerint.

I. ELŐZMÉNYEK

1.1.
Szerződő felek kijelentik, hogy közöttük 2012. áprilisában szerződés jött létre Követelés engedményezésére és vételi jog gyakorlására (a továbbiakban: **„Engedményezési Szerződés"**). A szerződéssel Jogosult, mint Engedményező, Kötelezettre, mint Engedményesre engedményezte a Kenderes Biogáz Termelő Korlátolt Felelősségű Társasággal (székhelye: 5340 Kunhegyes, Szabadság tér 9-10.; cégjegyzékszám: 16-09-010276), mint Adóssal szembeni követelését, illetőleg az Engedményezési szerződés 3.4. pontja alapján Kötelezettet jelölte ki Adós üzletrészein Jogosult javára alapított vételi jog gyakorlására.

1.2.
Az Engedményezési szerződés 5.1. pontja értelmében a követelés az engedményezési

PURCHASE OPTION AGREEMENT

concluded by and between

Kereskedelmi és Hitelbank Zártkörűen Működő Részvénytársaság (abbreviated name: K&H Bank Zrt.; registered office: 1095 Budapest, Lechner Ödön fasor 9.; company registration number: 01-10-041043; statistical code: 10195664-6419-114-01; tax number: 10195664-4-44; represented by: Márk Gergics and Zoltán Kozéki), as option holder (hereinafter referred to as the **"Holder"**)on the one hand

Kenderesh Endeavors Corp (registered office: 880-885 West Georgia Street, Vancouver, BC V6C 3H1 Canada; company registration number: BC0936028; represented by: Robert Abenante), as option writer (hereinafter referred to as the **"Writer"**) on the other hand

- the Holder and the Writer hereinafter collectively referred to as the "Parties" – under the following terms and conditions, at the place and date last below written

I. PREAMBLE

1.1.
WHEREAS, the Parties entered into an agreement on April 2012 for the assignment of a claim and the exercise of a purchase option (hereinafter referred to as the **"Assignment Agreement"**). Under said agreement, the Holder, as Assignor, assigned to the Writer, as Assignee, its claim against Kenderes Biogáz Termelő Korlátolt Felelősségű Társaság (registered office: 5340 Kunhegyes, Szabadság tér 9-10.; company registration number: 16-09-010276), as Debtor, and pursuant to Section 3.4 of the Assignment Agreement, designated the Writer to exercise the purchase option granted to the Holder on ownership interests in the Debtor.

1.2.
WHEREAS, under Section 5.1 of the Assignment Agreement, the claim will be

vételár maradéktalan megfizetésével száll át Kötelezettre. Jogosult kizárólag a követelés átszállásával együttesen kívánta vételi joga gyakorlására Kötelezetett kijelölni, szerződéses szándéka arra irányult, hogy a követelés átszállása és a vételi jog gyakorlása egyidejűleg történjen.

transferred to the Writer upon full payment of the assignment purchase price. The Holder wanted the designation of the Writer to exercise the Holder's purchase option to be combined with the transfer of the claim; it was the Holder's contractual intent to ensure that the claim would be transferred simultaneously with the exercise of the purchase option.

1.3.
Tekintettel azonban arra, hogy a vételi jog lejárta (2012. május 3.) korábbi időpontra esik, mint az engedményezési vételár megfizetésének határideje (2012. június 5.), Jogosult vállalta, hogy a vételi jogának gyakorlására azt megelőzően kijelöli Kötelezettet, hogy az engedményezési vételár maradéktalanul megfizetésre kerül. Felek azonban megállapodtak, hogy abban az esetben, ha a követelés átszállása nem történne meg, oly módon állítják vissza az Engedményezési szerződés megkötése előtti állapotot, hogy a már Kötelezett tulajdonába került üzletrészek vonatkozásában jogosult opciós joggal élhet.

1.3.
WHEREAS, because the expiration date of the purchase option (3 May 2012) precedes the deadline for the payment of the assignment purchase price (5 June 2012), the Holder agreed to designate the Writer before the full payment of the assignment purchase price to exercise the Holder's purchase option. The Parties nevertheless agreed that if the claim were not transferred, they would restore the situation that had existed before the conclusion of the Assignment Agreement by allowing the Holder to exercise a purchase option on the ownership interests already held by the Writer.

1.4.
Felek fentiekre tekintettel jelen opciós szerződést kötik.

1.4.
NOW THEREFORE, in consideration of the above, the Parties have entered into this option agreement.

II. A vételi jog nyújtása

II. Granting of the purchase option

2.1.
Kötelezett ezennel visszavonhatatlanul vételi jogot (a továbbiakban: az „**Opció**") enged a Jogosult javára, Kötelezett kizárólagos tulajdonában lévő a **Kenderes Biogáz Termelő Korlátolt Felelősségű Társaság** (székhelye: 5340 Kunhegyes, Szabadság tér 9-10.; cégjegyzékszám: 16-09-010276; statisztikai számjele: 13821751-3511-113-01; adószáma: 13821751-2-16) Kötelezettet megillető üzletrészein (a továbbiakban: az „**Opció Tárgya**").

2.1.
The Writer hereby irrevocably grants the Holder a purchase option (hereinafter referred to as the **"Option"**) on the ownership interests in **Kenderes Biogáz Termelő Korlátolt Felelősségű Társaság** (registered office: 5340 Kunhegyes, Szabadság tér 9-10.; company registration number: 16-09-010276; statistical code: 13821751-3511-113-01; tax number: 13821751-2-16) that the Writer is entitled to and are held by the Writer as their sole owner (hereinafter referred to as the **"Underlying Assets"**.

III. A vételi jog gyakorlása

III. Exercise of the purchase option

3.1.
Az Opció gyakorlása eredményeképpen Jogosult minden további jogcselekmény nélkül az Opció Tárgyának tulajdonosává válik. Jogosult és a Kötelezett között így létrejött adásvétel feltételeit a jelen Szerződés és a Lehívás testesíti

3.1.
As a result of exercising the Option, the Holder will, without any further legal action, become the owner of the Underlying Assets. The terms and conditions of the sale thus concluded between the Holder and the Writer

meg, amelyek együttesen hitelt érdemlően bizonyítják az adásvétel létrejöttét, és amely minden további szerződés vagy nyilatkozat nélkül a Felek adásvételre vonatkozó egybehangzó jognyilatkozata.

are set out in this Agreement and the Exercise Notice, which together serve as conclusive evidence of the sale, and represent the Parties' unanimous legal statement on the sale without any further agreement or statement

3.2.
Felek megállapodnak, hogy Jogosult az alábbi esetben gyakorolhatja Opciós jogát.

Amennyiben Jogosult él az Engedményezési szerződés 7.1. pontja szerinti elállási jogával, feltéve, hogy az elállására azt követően kerül sor, hogy az Engedményezési szerződés VI. fejezete alapján Kötelezett az Üzletrészek tulajdonjogát megszerezte (tulajdonjoga a cégnyilvántartásba bejegyzésre került).

Felek rögzítik, hogy Jogosult az Engedményezési szerződéstől való elállással egyidejűleg gyakorolhatja opciós jogát

3.2.
The Parties agree that the Holder may exercise its Option in the following event.

If the Holder exercises its right to cancel pursuant to Section 7.1 of the Assignment Agreement, provided that such cancellation occurs after the Writer has acquired title to the ownership interests (which has been entered into the companies register) pursuant to Chapter VI of the Assignment Agreement.

The Parties agree that the Holder may exercise its Option at the same time as the Holder cancels the Assignment Agreement.

3.3.
Felek megállapodnak, hogy Jogosult a Lehívást Kötelezett jelen szerződés 9.4. pontjában megjelölt székhelyére, ajánlott küldeményként küldi meg. Felek rögzítik, hogy amennyiben Kötelezett székhelye tekintetében a jelen szerződéshez képest változás következne be, azt Kötelezett köteles írásban jelezni Jogosultnak, ennek elmaradása esetén a Lehívás kézbesítésének székhelyváltozás folytán bekövetkező sikertelenségéért Jogosultat felelősség nem terheli. Felek megállapodnak, hogy a Lehívást a postára adás napjától számított 5 munkanapon kézbesítettnek kell tekinteni (**„Kézbesítési vélelem"**). Ez abban az esetben is irányadó, ha a tértivevénnyel ellátott küldemény „a címzett ismeretlen" vagy „nem kereste" jelzéssel érkezik vissza a feladóhoz.

3.3.
The Parties agree that the Holder will send the Exercise Notice by registered mail to the Writer's registered office specified in Section 9.4 hereof. The Parties further agree that the Writer must inform the Holder in writing about any change in the Writer's registered office as compared to what is set out herein; if the Writer fails to do so, the Holder will not be liable for the unsuccessful delivery of the Exercise Notice due to change of registered office address. The Parties also agree that the Exercise Notice must be deemed delivered on the 5 business day following the mailing date (hereinafter referred to as **"Assumed Delivery"**). This will apply even if the mail with a return receipt is returned to the sender marked "address unknown" or "not claimed".

3.4.
Felek rögzítik, hogy a Lehívás kézhezvételével/a Kézbesítési vélelem beálltával a vételi jog hatályosul, Felek között az Opció Tárgyára vonatkozó adásvételi szerződés létrejön.

3.4.
The Parties agree that when the Exercise Notice is delivered / Assumed Delivery occurs, the purchase option will take effect and the sale and purchase agreement for the Underlying Assets shall be deemed concluded

3.5.
Felek megállapodnak, hogy Jogosultnak jogában áll az Opciós jog gyakorlására tőle eltérő harmadik személyt (a továbbiakban: **„Harmadik Személy"**) kijelölni, illetőleg

3.5.
The Parties agree that the Holder may designate a third party other than the Holder (hereinafter referred to as a **"Third Party"**) to exercise the Option, and may also designate a

jogosult arra is, hogy Harmadik Személyt jelöljön ki, aki Jogosult lehívása alapján az Opció Tárgya feletti tulajdonjogot megszerzi.

Third Party to acquire title to the Underlying Assets upon the Holder's exercise of the Option.

IV. Az opciós vételár

4.1.
Felek megállapodnak, hogy az Opció tárgyának vételára megegyezik az Engedményezési szerződés 6.1. pontjában meghatározott értékbecslési eljárás eredményeképpen megállapított vételárral (a továbbiakban: Vételár).

IV. Option purchase price

4.1.
The Parties agree that the purchase price of the Underlying Assets will equal the purchase price established as a result of an appraisal as set out in Section 6.1 of the Assignment Agreement (hereinafter referred to as the "Purchase Price").

V. A vételár kiegyenlítése

5.1.
Felek megállapodnak, hogy Jogosult a Vételárat beszámítási jogával élve rendezi Kötelezett irányában, az Engedményezési Szerződés 7.1. pontjában meghatározott, az engedményezési vételár 10%-ával és az üzletrészek vételárának összegével megegyező meghiúsulási kötbér-igényével szemben.

V. Payment of the purchase price

5.1.
The Parties agree that the Holder will exercise its right to setoff and settle the purchase price with the Writer against its claim for a non-performance penalty that equals the total of 10% of the assignment price, plus the purchase price of the ownership interests, as set out in Section 7.1 of the Assignment Agreement.

VI. A tulajdonjog bejegyzése

6.1.
Kötelezett jelen Szerződés aláírásával visszavonhatatlan hozzájárulását adja ahhoz, hogy amennyiben Jogosult, vagy Jogosult által kijelölt Harmadik Személy az Opció gyakorlása eredményeképpen az Opció Tárgyának tulajdonosává válik, tulajdonjogát a jelen Szerződés és a Lehívás alapján, Kötelezett minden további nyilatkozata vagy jóváhagyása nélkül a cégnyilvántartásba bejegyeztesse és az illetékes cégbíróság előtt eljárjon.

VI. Registration of title

6.1.
The Writer hereby grants its irrevocable consent that if the Holder, or a Third Party designated by the Holder, becomes the owner of the Underlying Assets as a result of the exercise of the Option, such owner may have its title entered into the companies register and act before the competent court of registration pursuant to this Agreement and the Exercise Notice, without any further statement or consent required from the Writer.

VII. Szavatossági nyilatkozatok, kötelezettségvállalások

7.1.
Felek megállapodnak abban, hogy amennyiben az Kötelezett vállalja, hogy Jogosult előzetes írásbeli hozzájárulása nélkül az Opció fennállása alatt (i) az Opció Tárgya feletti tulajdonjogát semmilyen módon nem ruházza át; (ii) nem alapít vagy enged semmilyen további biztosítékot, vagy harmadik személyt megillető bármely jogot az Opció Tárgya felett, vagy azzal összefüggésben.

VII. Representations, warranties and covenants

7.1.
The Writer covenants and agrees not to (i) transfer its title to the Underlying Assets in any manner; (ii) grant or provide any further security or any third-party right on or in relation to the Underlying Assets during the term of the Option without the Holder's prior written consent.

7.2.
Kötelezett köteles saját költségén, az alkalmazandó jogszabályok által megkívántak szerint, mindenkor aláírni és kiadni minden olyan nyilatkozatot, hozzájárulást, okiratot vagy más dolgot, amelyet Jogosult ésszerűen megkíván a Szerződés által létesített biztosíték érvényessé tételéhez, az Opció érvényesítéséhez, az Opció Tárgyából történő kielégítési jog gyakorlásához, és Jogosult Szerződés szerinti jogai bármilyen tekintetben történő gyakorlásához.

7.2.
The Writer must, at its own expense, pursuant to the requirements set out in applicable law, execute and deliver any and all statements, consents, documents or other things reasonably required by the Holder to validate the security established hereunder, enforce the Option, exercise the right to satisfy its claim from the Underlying Assets, and exercise its rights hereunder in any respect.

VIII. Hatály

VIII. Effect

8.1.
Jene Szerződés azon a napon lép hatályba, amikor a Kötelezett tulajdonjoga az Opció Tárgya vonatkozásában a cégnyilvántartásba bejegyzésre kerül.

8.1.
The present agreement take effect on the day when the Writer's title is registered into the company registry.

8.2.
Felek az Opciót a Szerződés hatálybalépésének napjától számított 5 éves időtartamra létesítik. Az Opció azonban ezen időpontot megelőzően is megszűnik, amint Kötelezett maradéktalanul eleget tett az Engedményezési szerződésből eredő vételár-fizetési kötelezettségének.

8.2.
The Parties establish the Option for a period of 5 years from the day the Agreement is become effective. The Option, however, will end prior to that date as soon as the Writer performs in full its obligation to pay the purchase price under the Assignment Agreement.

IX. Értesítések:

IX. Notices

9.1.
Bármely kommunikációt vagy okiratot, amelyet egy személy a jelen szerződés szerint valaki másnak ad, küld vagy kézbesít:

9.1.
All notifications and other communication to be given or may be given under this contract:

9.1.1
telefax esetén (ha a másik fél 15 (tizenöt) napos előzetes írásbeli értesítésével nem jelöl meg másik számot) a jelen szerződés 9.4. pontban megjelölt fax számra, akkor kell kézbesítettnek tekinteni, amikor a küldő megkapja a faxgép visszaigazoló szelvényét, vagy ha azt a küldő fél írásban kéri, a másik fél a kézbesítést faxon át írásban megerősíti;

9.1.1.
if it is given by fax; shall be deemed to have been given, when faxed to the fax number specified in section 9.4 of the present contract (or to such other fax number as may be designated by any of the parties in a previous written notice delivered 15 days prior to the notice) and the sender gets the voucher relating to the delivery, or if requested it is confirmed by the other party in writing.

9.1.2.
levél esetén (ha a másik fél 15 (tizenöt) napos előzetes írásbeli értesítésével nem jelöl meg másik címet) akkor kell kézbesítettnek tekinteni, amikor azt az adott címen a címzett vagy képviselője részére igazoltan átadták; vagy (az esettől függően) öt (5) nappal azután, hogy a

9.1.2.
if it is given by mail, shall be deemed to have been given, when delivered to the adressee or representative on the address specified in the present contract (or to such other address as may be designated by any of the parties in a previous written notice delivered 15 days prior

másik félnek az adott címre címezve postán ajánlott küldeményként feladták;

9.1.3.

e-mail vagy egyéb elektronikus kommunikáció esetén akkor kell kézbesítettnek tekinteni, amikor az üzenet olvasható formában megérkezik.

to the notice) or 5 days after it has been sent to the address as certified mail ;

9.1.3.

if it is given by e-mail, shall be deemed to have been given, when the message has been arrived in a readable form.

9.2.

Az olyan értesítést, amelyet a fentiekkel összhangban küldtek el, de amely a címzés helye szerint munkaszüneti napon vagy munkaidő után érkezik meg, a következő munkanapon kell megérkezettnek tekinteni.

9.2.

Notices given in compliance with the above provisions, which arrive on holiday, or after the workhours shall be deemed to have been delivered on the next working day.

9.3.

A Felek kötelesek a másik felet egy küldeménynek a nem olvasható formában történő megérkezéséről haladéktalanul értesíteni.

9.3.

The parties shall notify each other if the notice could not be opened, and read.

9.4.

Értesítési címek:

9.4.

Addresses for notices

Jogosult esetén/For the Holder
Levelezési cím/address: 1095 Budapest, Lechner Ödön fasor 9
Telefon/Telephone: 061328 9680, 0613289536
Telefax/Fax: 061 328 9728
E-mail: mark.gergics@kh.hu and zoltan.kozeki@kh.hu
Kapcsolattartó/contact: Gergics Márk és Kozéki Zoltán

Kötelezett esetén/ For the Writer
Levelezési cím/address: 880-885 West Gerorgia Street, Vancouver, / 1148 Budapest, Kerepesi út 52.
Telefon/Telephone: 0630 4780302
Telefax/Fax: 061 2190608
E-mail: rabenante@endeavorscorp.com , zsolt.czifra@yahoo.com
Kapcsolattartó/contact: Robert Abenante és/and dr. Czifra Zsolt

X. Vegyes rendelkezések

X. Miscellaneous provisions

10.1

Jelen Opciós Szerződés módosítása kizárólag írásban, Kötelezett és Jogosult megállapodása alapján, a Felek által megfelelően aláírt okirat formájában történhet. Amennyiben a módosítás költséggel jár, akkor azt – a Felek eltérő megállapodása hiányában – a módosítást kezdeményező Fél viseli.

10.1

This Option Agreement may only be amended in writing, by mutual consent of the Writer and the Holder, in the form of an instrument duly signed by the Parties. Unless the Parties agree otherwise, the costs of the amendment, if any, will be borne by the Party proposing such amendment.

10.2

Felek kijelentik, hogy Jogosult a magyar cégbíróság által szabályszerűen nyilvántartásba vett gazdasági társaság, az Kötelezett külföldön szabályszerűen nyilvántartásba vett gazdasági

10.2

The Parties represent that the Holder is a company duly registered by a Hungarian court of registration, while the Writer is a company duly registered abroad, both of them are legally

társaság, mindketten jogképesek, és a jelen szerződést aláíró képviselőiknek aláírási jogosultsága e szerződés tekintetében korlátozva nincs, bejegyzett cégadataikban változás nem történt, és képviselőik a jelen szerződés aláírására érvényes felhatalmazással rendelkeznek. Felek tudomására szolgál, hogy az Kötelezett a jelen szerződést külföldön írja alá, ezért a jelen szerződés diplomáciai hitelesítésére, illetőleg felülhitelesítésére, vagy hitelesítési záradékkal (Apostille) történő ellátására van szükség.

capable and the signing powers of their representatives executing this Agreement are not restricted with regard hereto, there has been no change in their registered company data and their representatives are duly authorized to execute this Agreement. The Parties acknowledge that the Writer will sign this Agreement abroad, therefore this Agreement will require diplomatic certification or legalization, or a certification clause (Apostille).

10.3
Az a fél, aki a jelen szerződés folytán bank, vagy üzleti titok birtokába jut, köteles azt bank-, illetve üzleti titokként kezelni és megőrizni. A bank és üzleti titok tekintetében a hitelintézetekről és a pénzügyi vállalkozásokról szóló 1996. évi CXII. törvény rendelkezései az irányadók. Az üzleti, illetve banktitok megsértésével, a tények, adatok és információk céltól történő eltérő felhasználással, jelen nyilatkozatban foglaltak megszegésével okozott kárért Felek a kártérítés általános szabályai szerint felelnek, függetlenül attól, hogy a kár Feleknél vagy más, harmadik személynél merült fel.

10.3
The Party that obtains any banking or business secret as a result hereof must treat such information as a banking or business secret and not disclose it to any third party. Banking and business secrecy will be governed by the applicable provisions of Act CXII of 1996 on Credit Institutions and Financial Enterprises. The Parties will be liable for the violation of business and banking secrecy, the misuse of any facts, data or information and the breach of this statement pursuant to the general rules on indemnification, irrespective of whether the damage is incurred by the Parties or a third party.

10.4
A jelen szerződés angol és magyar nyelven készült, eltérés esetén a magyar nyelvű változat az irányadó

10.4
This Agreement has been prepared in English and Hungarian; in the event of any discrepancy, the Hungarian version shall prevail.

10.5
A jelen szerződésből eredő vagy azzal kapcsolatos bármely jogvita (beleértve az annak létezésére, érvényességére vagy megszűnésére vonatkozó kérdéseket is) tekintetében a Felek pertárgyértéktől függően a Budapesti II. és III. Kerületi Bíróság, vagy a Pest Megyei Törvényszék kizárólagos illetékességét kötik ki, amely bíróság a magyar jogszabályok alapján jár el.

10.5
Any action or proceedings against the parties relating in any way to the present contract may be brought and enforced exclusively in the II. és III. District Court of Budapest, or County Court of Pest, and the parties irrevocably submit to the exclusive jurisdiction of such court in respect of any action or proceeding.

10.6
Szerződő felek a jelen szerződés elkészítésével és ellenjegyzésével a Dr. Czifra Zsolt Ügyvédi Irodát (1148 Budapest, Kerepesi út 52., képv.: dr. Czifra Zsolt ügyvéd) bízzák meg. Eljáró ügyvéd a megbízást a jelen okirat aláírásával elfogadja.

10.6
The Parties hereby authorize Dr. Czifra Zsolt Law Office (1148 Budapest, Kerepesi út 52.,., attorney in fact: dr. Czifra Zsolt attorney-at-law) to draft and countersign the present contract. The attorney accepts the mandate.

A Szerződést a Felek a közös elolvasást és értelmezést követően, annak tartalmát és jogi következményeit megértve, mint a tényekkel és akaratukkal mindenben megegyezőt, jóváhagyásuk jeléül írták alá.

The Parties have jointly read and interpreted this Agreement, understood its contents and legal consequences, confirm that it fully corresponds to the facts and their intent and indicate their complete consent hereto by signing it below.

Kelt, Budapest, 2012. 04. 16.

Signed

....

Kereskedelmi és Hitelbank Zrt
Képviseli: Gergics Márk és Kozéki Zoltán
Engedményező

....

Kenderesh Endeavors Corp
repr.by: Robert Abenante

Elelnjegyzem 2012. 04. 16 napján azzal, hogy az Kötelezett aláírását magyar külképviselet ... hitelesítette

On 12., 2012 countersigned by

(the signature of the Writer shall be certified by hungarian embassy)

Magyarország Konzulátum Tiszteletbeli Konzul
Vancouver Honorary Consul
Consulate of Hungary

Dr. Czifra Zsolt Ügyvédi Iroda
Dr. Czifra Zsolt ügyvéd
1148 Budapest, Kerepesi út 52.
Adószám: 18200827-2-42

ZOLTAN VASS
Honorary Consul of Hungary
Tel: (604) 730-7333 Fax: (604) 730-7339
Suite 412 - 1770 West 7th Avenue
Vancouver, BC V6J 4Y6 Canada
email:zoltanv@shaw.ca
www.hungarianconsulatebc.com

2012. 04. 12.